Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

Davox (Japan) Corporation

ARTICLE 1

The name of the corporation is:

Davox (Japan) Corporation

ARTICLE 2

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE 3

The nature of the business or the objects or purposes to be conducted or promoted by the corporation are to engage in (i) the development, research, manufacturing, sales, and export and import of hardware and software relating to computer telephony integration and customer contact management systems, such as voice/data telecommunication devices and networks, and apparatuses related thereto; (ii) market research, collection and provision of information, maintenance, management, provision of technical support services and grants of license concerning the foregoing; and (iii) all other business activities incidental or related to the foregoing.

ARTICLE 4

The total number of shares of stock which the corporation shall have authority to issue is 3,000, all of which shall be common stock having no par value per share.

ARTICLE 5

The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
Jennifer N. DeLisle	Baker & McKenzie
One Prudential Plaza 130 East Randolph Drive Suite 3500 Chicago, Illinois 60601

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 06/20/2000
001312882 – 3247349

ARTICLE 6

The corporation shall have perpetual existence.

ARTICLE 7

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit the power of the stockholders to adopt, amend or repeal the by-laws of the corporation,

ARTICLE 8

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE 9

The corporation shall have the power to indemnify its directors, officers, employees or agents to the full extent permitted by the General Corporation Law of the State of Delaware as now in force or hereafter amended.

ARTICLE 10

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the General Corporation Law of the State of Delaware as now in force or as hereafter amended. Any repeal or modification of this Article 10 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 11

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE 12

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 20th day of June, 2000.

/s/ Jennifer N. DeLisle
Jennifer N. DeLisle
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/04/2002
020074281 – 3247349

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DAVOX (JAPAN) CORPORATION

Adopted in accordance with Section

242 of the General Corporation Law

of the State of Delaware

Davox (Japan) Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

1. The Board of Directors of the Corporation, pursuant to written consent dated January 29, 2002, and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Article 1 thereof, and inserting the following language in lieu thereof, so that, as amended, the text of said Article 1 shall read as follows:

“The name of the corporation is: Concerto Software (Japan) Corporation”

2. In lieu of a meeting and vote of the stockholders, the stockholders, pursuant to written consent, approved and adopted the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. The foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of January 31, 2002 by a duly authorized officer, declaring that the facts stated herein are true.

DAVOX (JAPAN) CORPORATION

By:	/s/ Michael J. Provenzano
Name:	Michael J. Provenzano
Title:	Treasurer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

CONCERTO SOFTWARE (JAPAN) CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

CONCERTO SOFTWARE (JAPAN) CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 9.2005.

Name:	/s/ Paul R. Lucchese
Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:43 PM 02/10/2005
FILED 03:17 PM 02/10/2005
SRV 050111614 – 3247349 FILE